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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                   FORM 8-A/A

                                AMENDMENT NO. 1

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                               AMGEN BOULDER INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                       (FORMERLY KNOWN AS SYNERGEN, INC.)

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
                   DELAWARE                                      84-0868248
        (STATE OR OTHER JURISDICTION OF                         (IRS EMPLOYER
        INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NO.)

                C/O AMGEN INC.
                 AMGEN CENTER
            1840 DEHAVILLAND DRIVE
               THOUSAND OAKS, CA                                 91320-1789
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)
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SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

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
              TITLE OF EACH CLASS                      NAME OF EACH EXCHANGE ON WHICH
              TO BE SO REGISTERED                      EACH CLASS IS TO BE REGISTERED

                     NONE
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SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                CLASS A WARRANT
                                (TITLE OF CLASS)

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     Amgen Boulder Inc. (formerly known as Synergen, Inc.), a Delaware corporation (the "Registrant"), hereby amends Item 1 of its Registration Statement on Form 8-A dated April 29, 1991.

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     As a result of the merger of Amgen Acquisition Subsidiary, Inc., a Delaware corporation ("Purchaser") with and into Amgen Boulder Inc. (formerly known as Synergen, Inc.), a Delaware corporation (the "Registrant"), on December 29, 1994, the Class A Warrants were adjusted pursuant to their terms so that each Class A Warrant no longer represents the right to purchase shares of common stock of the Registrant, but instead, represents the right to receive $9.25 in cash for each share of common stock of the Registrant formerly issuable upon exercise of the Class A Warrant upon payment of the per share exercise price of $15.69 until February 29, 1996 and $17.69 thereafter.

     On February 1, 1995, the Registrant changed its name from Synergen, Inc. to Amgen Boulder Inc.

     In February, 1995 the Registrant provided written notice of the warrant adjustment and the name change to the record holders of the Class A Warrants, a copy of which is attached hereto as Exhibit 99 and incorporated herein by this reference.

ITEM 2.  EXHIBITS.

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
          99    Notice to the holders of outstanding Class A Warrants of Synergen, Inc.
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          AMGEN BOULDER INC.

                                          By:  /s/  THOMAS E. WORKMAN, JR.
                                             ----------------------------------
                                                   Thomas E. Workman, Jr.
                                                 Vice President, Secretary
                                                    and General Counsel

Dated: March 27, 1995

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                                 EXHIBIT INDEX

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
                                                                                     SEQUENTIALLY
EXHIBIT                                                                                NUMBERED
NUMBER                                  DESCRIPTION                                      PAGE
------                                  -----------                                  ------------
  99       Notice to holders of outstanding Class A Warrants of Synergen, Inc....
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